SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549



                                FORM 8-K


                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     April 15, 2004

FIRST AMERICAN CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

         0-25679                                48-1187574
(Commission File Number)            (I.R.S. Employer Identification No.)

	1303 S.W. First American Place
	Topeka, Kansas  66604
	(Address of Principal Executive Offices) (Zip Code)

	(785) 267-7077
	(Registrant's Telephone Number, Including Area Code)

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Item 4   Changes in Registrant's Certifying Accountant

On April 15, 2004, First American Capital Corporation (the "Company") discharged Kerber, Eck & Braeckel LLP ("KE&B") as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants.

The reports of KE&B on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through April 15, 2004, there have been no disagreements with KE&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KE&B would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through April 15, 2004, there have been no reportable events (as defined in Regulation S-B Item
304(a)(1)(iv)(B)).

The Company has requested that KE&B furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 19, 2004, is filed as Exhibit 99.1 to this Form 8-K.

The Company engaged BKD, LLP ("BKD") as its new independent accountants as of April 15, 2004. During the two most recent fiscal years and through April 15, 2004, the Company has not consulted with BKD regarding either
(i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements and either written or oral advice was provided that BKD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.


Item 7   Financial Statements and Exhibits.

	(c) The following exhibit is filed as part of this current report on Form 8-K.

	Exhibit Number	Description

	99.1		Response Letter from KE&B

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				         First American Capital Corporation
				                         (Registrant)


Date 4/20/04                         	By /s/ John F. Van Engelen
				                 (Signature)
				      John F. Van Engelen, President & CEO